VININGS INVESTMENT PROPERTIES TRUST
            SCHEDULE OF SUBSIDIARIES OF
                 December 31, 2000
                 -----------------


---------------------------------------------------------
                                         JURISDICTION OF
SUBSIDIARY                                ORGANIZATION
---------------------------------------------------------

Cottonwood, L.P.                             Delaware

Delta Bluff, L.P.                            Delaware

Foxgate, L.P.                                Delaware

Hampton House, L.P.                          Delaware

Heritage Place, L.P.                         Delaware

Northwood Place, L.P.                        Delaware

River Pointe L.P.                            Delaware

Thicket Apartments, L.P.                     Delaware

Thicket Holdings, Inc.                       Delaware

Trace Ridge, L.P.                            Delaware

Vinings Communities, L.P.                    Delaware

Vinings Holdings, Inc.                       Delaware

Vinings Investment Properties, L.P.          Delaware